                                    EXHIBIT 5

                       [Letterhead of The Otto Law Group]

                                November 17, 2003


NANNACO, Inc.
9739 Cobb Street, #1
San Antonio, Texas 78217

         Re: Registration of Common Stock of NANNACO, Inc., a Texas corporation ("NANNACO").

Ladies and Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 65,500,000 shares of common stock of NANNACO, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of NANNACO's common stock.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                Very truly yours,

                                THE OTTO LAW GROUP, PLLC

                                /s/ The Otto Law Group, PLLC
                                ----------------------------------------------


                                       27